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                                                                   EXHIBIT 10(g)
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            SECOND AMENDED AND RESTATED CONSULTING AGREEMENT

         This SECOND AMENDED AND RESTATED CONSULTING AGREEMENT, dated as of January 9, 2005, among UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II, a Michigan limited partnership (the "Partnership"), GENESIS ASSOCIATES, a Michigan limited partnership and the general partner of the Partnership (the "General Partner") and MANUFACTURED HOUSING SERVICES INC. (the "Consultant").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Section 12i of the Agreement of Limited Partnership (as amended by the First Amendment to Uniprop Manufactured Housing Communities Income Fund II Agreement of Limited Partnership dated November 7, 1986, and by the Second Amendment to Agreement of Limited Partnership dated as of August 3, 1998, the "Partnership Agreement"), the General Partner has no authority to take any action without the prior consent of the Consultant, to the extent that such consent is required by this Agreement, without the prior approval of a majority in interest of the Limited Partners of the Partnership;

         WHEREAS, the Partnership, the General Partner and the Consultant entered into a Consulting Agreement as of February 10, 1986 in order to set forth the types of transactions as to which the General Partner is required to consult with the Consultant and the terms and conditions on which the Consultant will provide such consulting services; and

         WHEREAS, the Partnership, the General Partner and the Consultant now desire to enter into this Second Amended and Restated Consulting Agreement (the "Agreement") to modify certain provisions;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto agree as follows:

         1. Transactions Covered. The Partnership and the General Partner agree that in the following transactions and matters the General Partner (i) shall consult with the Consultant and obtain its written recommendation, and (ii) shall not take action on such transactions or matters on behalf of the Partnership contrary to any recommendation of the Consultant without the prior approval of a majority in interest of the Limited Partners.

         (a) Financing. In connection with the Financing or refinancing of any Property owned by the Partnership, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to (i) incurring any indebtedness or (ii) pledging directly or indirectly any property of the Partnership as security for the payment of any obligation.

         (b) Acquisitions and Sales. In connection with the sale of any Property owned by the Partnership, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to entering into such transaction on behalf of the Partnership.

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         (c)      Joint Ventures. In connection with the investment or
                  disposition of any interest in a joint venture by the Partnership, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to making any such investment or disposition.

         (d) Other Capital Transactions. In connection with the entering into by the Partnership of any Capital Transaction other than as described in Sections 2(a) or (b), the General Partner shall obtain the written affirmative recommendation of the Consultant prior to entering into any Capital Transaction on behalf of the Partnership.

         (e) Appraisals. In connection with annual appraisals of Properties, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to selecting any real estate appraiser other than Cushman & Wakefield, Inc. to perform the annual appraisal of the Properties, and the General Partner shall select only national real estate appraisers comparable in reputation to Cushman & Wakefield, Inc. The Consultant has the right at any time to recommend to the General Partner and the Partnership (i) the removal or change of real estate appraiser, (ii) the selection of an appraiser of the net asset value of the Units independent of the General Partner (including an Affiliate of the Consultant) and (iii) any other matter related to such real estate appraisals, provided that the compliance by the Partnership with such recommendation will not prevent the Partnership from complying with the requirements of ERISA.

         (f) Property Management. In connection with Property management arrangements, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to taking any action authorizing any party other than Uniprop AM, LLC to provide management services with respect to any of the Properties and prior to authorizing any arrangement with any Property manager, including Uniprop, Inc., with respect to fees payable for such management services. The Consultant has the right at any time to recommend the removal or change of any Property manager, including Uniprop, Inc., for reasonable cause. Upon such recommendation by the Consultant, the General Partner has 120 days to decide to either remove or change the Property manager or seek arbitration as provided herein to determine whether "reasonable cause" exists. If the General Partner initiates an arbitration proceeding, no removal or change of the Property manager will be required until a final decision has been issued in the arbitration proceeding.

         (g) Agreements. The entering into by the Partnership of any other agreement. In this connection, the General Partner shall furnish to the Consultant, prior to entering into, a copy of every written agreement and a summary of every oral agreement to be entered into by or on behalf of the Partnership or the General Partner (in its capacity as such) involving

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                  (i) the furnishing of property or services to the Partnership by any person other than the General Partner if such agreement provides for payment by the Partnership equal to or in excess of $50,000 in any year, or (ii) the furnishing of property or services to the Partnership by the General Partner or an Affiliate of the General Partner if such agreement provides for payment by the Partnership in excess of $25,000 in any year and in the case of each of clauses (i) or (ii) shall obtain the written affirmative recommendation of the Consultant prior to entering into any such agreement relating to the Partnership's business. The Consultant has the right at any time to recommend the amendment or termination of any such agreement in accordance with its terms.

         (h) Reserves. In connection with the establishment of Reserves, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to creating any Reserves and prior to changing the level of Reserves that the Partnership shall maintain.

         (i) Distribution Computations. In connection with distribution of funds to the Unit Holders and Partners, the General Partner shall obtain the written affirmative approval of the Consultant (or failing written approval, no response from the Consultant within five days after receipt of the written proposal described in Section 4 hereof) as to computation of the amount of any proposed distribution prior to making any distribution of Partnership funds to the Partners and prior to authorizing any such distribution.

         (j) Amendments. In connection with amendment of the Partnership Agreement, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to effecting any amendment to the Partnership Agreement or submitting any proposed amendment for approval by Unit Holders and the Limited Partners.

         (k) Reporting. In connection with reports to Partners, the General Partner shall furnish for review and approval to the Consultant all information furnished to the Unit Holders and Limited Partners generally, in reasonably final draft form, at least five days prior to distribution during the period until all Offering Proceeds available for investment are invested in Specified and Unspecified Properties (or failing written approval, no response from the Consultant within five days after receipt of the written proposal described in Section 4 hereof), and the Consultant has the right at any time to recommend to the General Partner the furnishing of any information to the Limited Partners. The General Partner shall cooperate with the Consultant, including making available for review such books and records of the Partnership as the Consultant deems, from time to time, necessary. The Consultant also has the right at any time to make recommendations regarding reports furnished to

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                  Limited Partners, including with respect to parties preparing such report, the information contained in such reports and the timing of such reports.

         (1) Investor Services. In connection with Partnership administration and investor servicing, the Consultant shall review, with the cooperation of the General Partner, the performance of any Person performing Partnership administrative and investor servicing tasks, and for reasonable cause may recommend the replacement of such Person. Upon such recommendation by the Consultant, the General Partner has 120 days to decide to either replace such Person or seek arbitration as provided herein to determine whether "reasonable cause" exists. If the General Partner initiates an arbitration proceeding, no replacement of such Person will be required until a final decision has been issued in the arbitration proceeding.

         (m) Professional Services. In connection with selection of accountants, attorneys, investment bankers, appraisers and other professionals other than in connection with the organization of the Partnership or the public offering of Units, the General Partner shall obtain the written affirmative recommendation of the Consultant prior to the selection of any Person to perform accounting services for the Partnership other than BDO Seidman, LLP. The Consultant shall have the right at any time to review and approve the fees (but only to the extent that such fees would exceed $25,000 per annum to any one Person or firm) and performance of such accountants, attorneys, investment bankers, appraisers or other professionals and to recommend to the General Partner for reasonable cause to take effect automatically 60 days after written notice to the General Partners, if the circumstances giving rise to such recommendation shall not have been cured to the satisfaction of the Consultant within such period. Within such period, the General Partner has the right to seek arbitration as provided herein to determine whether "reasonable cause" exists, and if any such arbitration proceeding is continuing, the General Partner shall have an additional 60 days or until completion of the arbitration, whichever comes earlier, the change or removal of any accountants, attorneys, investment bankers, appraisers or other professionals.

         (n) Tax Election. In connection with various tax elections required or permitted to be made by the Partnership, including, without limitation, under Section 754 of the Code, the General Partner shall consult with the Consultant and obtain the Consultant's written recommendation as to whether or not to make such election.

         (o) Partnership Changes. In connection with the matters referred to in Section 18e of the Partnership Agreement, the General Partner shall obtain the written affirmative recommendation of the Consultant before taking any action in connection therewith. In addition, the Consultant

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                  shall have the right to make its own recommendations to the
                  Partnership with respect to such matters.

2.       Consulting Services.

         (a) The General Partner shall submit from time to time in writing to the Consultant each proposal to be considered by the Consultant pursuant to the provisions of Section 1 above, and shall notify the Consultant of the date the Consultant's recommendation shall be submitted, which date shall not be less than fifteen business days after the receipt of the General Partner's notice unless otherwise agreed in writing by the Consultant. The Consultant shall render its recommendation to the Partnership by the date specified by the General Partner; provided that the Consultant may submit its recommendation to the Partnership up to thirty calendar days after the date specified by the General Partner if the Consultant submits a written request for such an extension to the General Partner and the General Partner receives that request on or before the due date originally specified. If the General Partner makes a material modification to the proposal during the 15 business day period or during the 30 calendar day extension, if applicable, the Consultant may submit its recommendation up to 15 calendar days after the end of the 15 business day period or 30 calendar day extension, as applicable. The General Partner shall concurrently or thereafter furnish to the Consultant the following information:

                  (i) if the General Partner has submitted a proposal for the Financing of a Property by the Partnership, current operating information concerning such Property including the latest financial statements for such Property, the proposed terms of such Financing including whether any lender will require as a condition to such Financing that its consent be obtained prior to any change in or removal of the General Partner of the Partnership, and projections showing the impact of the proposed Financing on the anticipated results of operation of the Property and allocations and distributions of the Partnership;

                  (ii) if the General Partner has submitted a proposal for the sale of a Property by the Partnership, current operating information concerning such Property including the latest financial statements for such Property and the proposed terms of sale including whether the Partnership intends to accept purchase-money obligations from the buyers of such Property; and

                  (iii) with respect to every other transaction or matter listed in Section 1 above, such information as the Partnership possesses that is directly or indirectly related to the matter being considered by the Consultant.

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         In addition, the General Partner shall furnish to the Consultant such other information as is in its possession upon request with respect to any such transaction or matter and shall endeavor to obtain such other information as the Consultant shall reasonably request if it is not then in the possession of the General Partner.

         (b) The Consultant shall review all proposals submitted to it by the General Partner for the transactions and matters listed in
                  Section 1 above and shall provide the General Partner and the Partnership with a written recommendation with respect to each such proposal. The Consultant's recommendation shall address the proposal from the perspective of the Partnership and its Limited Partners. The Consultant shall submit its recommendation to the General Partner on or before the date specified in Section 2(a).


         (c) If the Consultant makes a recommendation with respect to any transaction or matter covered by Section 1 and the General Partner determines to solicit the approval of a majority in interest of the Limited Partners of the Partnership in order that it may nevertheless enter into such transaction or matter on the Partnership's behalf or not comply with the recommendation of the Consultant, the General Partner shall, not less than 15 days before the first mailing of materials soliciting the approval of any Limited Partner, notify promptly the Consultant of such determination by the General Partner. The Consultant shall thereupon have the right to furnish to the General Partner a written statement of the Consultant in support of its recommendation within 10 days after the notice of the General Partner referred to in the preceding sentence. The General Partner shall include in its soliciting material the statement of the Consultant, and neither the General Partner nor the Partnership shall be responsible for such statement. If the General Partner intends to include in its soliciting material any statement supporting the approval by the Limited Partners, the General Partner shall, not later than five days prior the earlier of the date such soliciting materials are first filed with the Securities and Exchange Commission or mailed to the Limited Partners, furnish to the Consultant a copy of the General Partner's statement supporting approval by the Limited Partners.

                  The Consultant's written recommendation shall be in a form suitable for distribution to the Limited Partners and for filing with the Securities and Exchange Commission or state securities regulators as part of a registration statement or proxy statement. The Consultant agrees that it will revise or expand upon such written recommendation if and to the extent required by the Securities and Exchange Commission or any other regulatory authority. The parties acknowledge that the requirements of the paragraph do not expand upon the scope of the recommendation letter required to be rendered by the Consultant pursuant to Section 2(b). In particular, the parties acknowledge that if a formal fairness opinion were required to be rendered in connection with a particular proposal, the

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                  preparation and rendering of such an opinion would be outside the scope of this Agreement. The Partnership and the General Partner would be free to contract with the Consultant or with any other party, in their sole and absolute discretion, to obtain such a formal fairness opinion.

         3. Compensation. For its services hereunder, the Consultant will be paid a fee of $20,000 annually (the "Consultant's Fee"). On January 9, 2011, if this Agreement is then still in effect, the Consultant's Fee shall increase to $22,000 annually. The Consultant's Fee shall be payable in four equal installments, in part in advance and in part in arrears, on the forty-fifth day of each calendar quarter. If this Agreement commences other than on the first day of a calendar quarter the Consultant's Fee for the partial calendar quarter shall be pro rated to reflect the actual number of days in the calendar quarter for which the Consultant is to provide services and shall be paid on the forty-fifth day of such calendar quarter or on the date of commencement of this Agreement, if later.

         If this Agreement terminates for cause pursuant to Section 5(a) hereof, no farther Consultant's Fee shall be payable pursuant to this Agreement. If the for-cause termination occurs other than on the last day of a calendar quarter, the Consultant's Fee shall be pro rated to reflect the actual number of days in the calendar quarter for which this Agreement is in force, and within 10 business days following termination the Partnership shall pay the Consultant any amount then owing or the Consultant shall refund to the Partnership any amount overpaid with respect to that quarter, as the case may be.

         If this Agreement terminates for any reason other than a for-cause termination pursuant to Section 5(a) hereof, the Partnership shall continue to pay the Consultant the Consultant's Fee through the period ending seven years from the date of this Agreement.

         In addition, the Consultant shall be reimbursed up to a maximum of $11,250 plus the reasonable, accountable cost of any errors and omissions or other similar insurance obtained by the Consultant (up to $5,000 annually) in any year for all accountable out-of-pocket expenses incurred by it in connection with the performance of consulting services hereunder, other than expenses for any person retained by Consultant to perform an additional current appraisal of a Property in connection with a transaction being reviewed by Consultant. The Consultant shall not have recourse against the General Partner in the event such fees and expenses are not paid by the Partnership. This Section 3 shall survive termination of this Agreement.

         4. Term. Unless sooner terminated under Section 5, this Agreement shall continue until the first to occur of the following: the dissolution and liquidation of the Partnership in accordance with the terms of the Partnership Agreement; or the expiration of the term of the Partnership as provided therein.

         5. Termination for Cause. The Partnership or the General Partner may terminate this Agreement at any time for cause upon delivery of written notice to the Consultant. The Consultant may terminate this Agreement at any time for cause upon delivery of written notice to the Partnership.

         (a) The Partnership or General Partner shall have cause for termination:

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                  (i)      If the Consultant shall default in the performance of
                           its obligations pursuant to Section 2(b) of this Agreement; or

                  (ii) If bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against the Consultant, are allowed against the Consultant or are consented to or are not dismissed, stayed or otherwise nullified within thirty days after such institution; or

                  (iii) If Donald Petrow shall cease to be the sole shareholder and President of the Consultant unless the Partnership, in its sole and absolute discretion, shall give written consent for the transfer of Donald Petrow's ownership interest in the Consultant; or

                  (iv) If any change in applicable law renders this Agreement, in whole or material part, illegal or unenforceable.

         (b)      The Consultant shall have cause for termination:

                  (i) If the Partnership or the General Partner shall default in the performance of any material covenant, agreement, term or provision of this Agreement and such default shall continue for a period of sixty days after written notice to the Partnership from the Consultant stating the specific default; or

                  (ii) If bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law or similar law for the relief of debtors, are instituted by or against the Partnership, and, if instituted against the Partnership, are allowed against the Partnership or are consented to or are not dismissed, stayed or otherwise nullified within thirty days after such institution; or

                  (iii) If any change in applicable law renders this Agreement, in whole or material part, illegal or unenforceable.

         (c) Upon the expiration or termination of this Agreement, no party shall have any further right hereunder or any further obligation hereunder to the others, except for the obligations, promises or covenants contained herein which are expressly made to extend beyond the term of this Agreement.

         (d) Any party having actual knowledge of an event creating cause for termination of this Agreement shall be deemed to have waived its right to terminate with cause on the basis of that particular event pursuant to this Section 5 if it has not exercised its termination right within 30 calendar days after actually knowing of the event.

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         6. Relationship of the Parties. It is expressly understood and agreed by the parties that, in providing services under this Agreement, the Consultant shall at all times act as an independent contractor, not as an employee or agent of the Partnership, nor shall the Partnership be an employee or agent of the Consultant. Further, it is expressly understood and agreed by the parties that nothing contained in this Agreement shall be construed to create a joint venture, partnership, association or other affiliation or like relationship among the parties, or a relationship of landlord and tenant, it being specifically agreed that their relationship is and shall remain that of independent parties to a contractual relationship as set forth in this Agreement. In no event shall either party be liable for the debts or obligations of the other of them, except as otherwise specifically provided in this Agreement.

         7. Indemnification.

         (a) The Partnership agrees to indemnify and hold harmless the Consultant against any losses, claims, damages or liabilities, joint or several, to which the Consultant may become subject under or on account of this Agreement, except to the extent that such losses, claims, damages or liabilities (or actions in respect thereof) are a direct result of the gross negligence, willful misconduct or fraud of the Consultant. The Partnership will reimburse the Consultant for any legal or other expenses reasonably incurred by the Consultant in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that if the Partnership has specifically agreed to pay any settlement or judgment in respect of such action or claim, has made all such reimbursements of such expenses to such date and can reasonably demonstrate the continuing financial ability to comply with the terms of this Section 7(a), it shall not be required to indemnify the Consultant for any payment made by the Consultant to any claimant in settlement of any suit or claim unless such payment is approved by the Partnership (which approval shall not be unreasonably withheld) or by a court having jurisdiction of the controversy. This Section 7(a) shall remain in full force and effect notwithstanding any investigation made by the Consultant or on behalf of the Consultant, shall survive termination of this Agreement, and shall be in addition to any liability which the Partnership may otherwise have.

         (b) The Consultant agrees to indemnify and hold harmless the Partnership and the General Partner, and any person which controls either of them, against any losses, claims, damages or liabilities, joint or several, to which the Partnership or the General Partner or such controlling person may become subject, under this Agreement, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach or alleged breach of this Agreement by the Consultant. The Consultant will reimburse the Partnership and the General Partner for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or action; provided, however, that if the

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                  Consultant has specifically agreed to pay any settlement or judgment in respect of such action or claim, has made all such reimbursements of such expenses to such date and can reasonably demonstrate the continuing financial ability to comply with the terms of this Section 7(b), the Consultant shall not be required to indemnify the Partnership or the General Partner for any payment made to any claimant in settlement of any suit or claim unless such payment is approved by the Consultant (which approval shall not be unreasonably withheld), or by a court having jurisdiction of the controversy; and provided further that the Consultant shall not be liable under this Section 7(b) for any losses, claims, damages or liabilities arising out of any act or failure to act on the part of any other person, but shall be liable only with respect to the Consultant's own acts or failures to act. This indemnity shall remain in full force and effect notwithstanding any investigation made by or on behalf of the Partnership or the General Partner, shall survive any termination of this Agreement, and shall be in addition to any liability which the Consultant may otherwise have.

         (c) No indemnifying party shall be liable under the indemnity provisions contained in Sections 7(a) and 7(b) unless the indemnified party shall have notified such indemnifying party in writing promptly after the first written notice or the summons or other first legal process giving information of the nature of the claim or of the commencement of the action shall have been delivered to or served upon the indemnified party (but failure to notify an indemnifying party of any such claim shall not relieve it from any liability otherwise than on account of its indemnity rights contained in Sections 7(a) or 7(b) which it may have to the indemnified party against whom action is brought). In case any claim is made or any action is brought against any indemnified party upon any claim as to which such indemnified party claims indemnity pursuant to Sections 7(a) or 7(b) or otherwise, the indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, to assume the defense thereof, with counsel who shall be satisfactory to such indemnified party and any other indemnified parties who are defendants in such action; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the retaining of such counsel by the indemnifying party, the indemnifying party shall not be liable to such indemnified party under Sections 7(a) or 7(b) or otherwise for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than the reasonable costs of investigation. Notwithstanding the election of an indemnifying party to assume the defense of any such action, if (i) the indemnifying party shall not have employed counsel to have charge of the defense of such action or proceeding or (ii) such indemnified party shall have reasonably concluded that there may be defenses available to

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                           it which are different from or additional to those
                           available to the indemnifying party (in which case the indemnifying parry shall not have the right to direct the defense of such action or proceeding on behalf of the indemnified party), then in either of such events the indemnifying party shall bear all legal or other expenses incurred by the indemnified parry in connection with the defense of such action.

         8. Waiver. The failure of a parry to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to that term or any other term of this Agreement.

         9. Entire Agreement. This Agreement supersedes all previous contracts or agreements among the parties with respect to the subject matter hereof and constitutes the entire Agreement among the parties with respect thereto.

         10. Amendments. This Agreement may be amended only be an instrument in writing signed in the manner provided in Section 12 below, effective as of the date stipulated therein.

         11. Invalidity of Particular Provisions. If any term or provisions of this Agreement, or any application thereof to any person or circumstance shall to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and be enforceable to the fullest extent allowable by law.

         12. Execution. This Agreement and any amendments hereto shall be executed in no fewer than two counterparts by a duly authorized officer or agent of each party hereto. Each counterpart so executed shall be deemed an original, but all original counterparts shall together constitute one and the same instrument.

         13. Further Actions. Each of the parties agrees that it shall hereafter execute and deliver such further instruments and do such further acts and things as may be reasonably required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.

         14. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Consultant, the General Partner, the Partnership and their respective successors and assigns. This Agreement may not be assigned by the General Partner or the Partnership without the prior written consent of the Consultant. This Agreement may not be assigned by the Consultant without the prior written consent of the General Partner.

         15. Notices. All demands, notices and other communications under this Agreement shall be in writing shall be personally delivered or sent by registered mail, overnight courier or telecopy, shall be deemed to have been duly given when received, and shall be addressed as follows:

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                                                                  EXECUTION COPY

         To the General Partner or the Partnership:

                  Genesis Associates
                  280 Daines Street, 3rd Floor
                  Birmingham, Michigan 48009
                  Attention: Mr. Paul M. Zlotoff

         with a copy to:

                  Nicholas S. Hodge, Esq.
                  Kirkpatrick & Lockhart Nicholson Graham LLP
                  75 State Street
                  Boston, MA 02109
                  Fax:(617)261-3175

         To the Consultant:

                  Manufactured Housing Services, Inc.
                  Attention: Mr. Donald E. Petrow, President
                  14 Pitching Way
                  Scotch Plains, New Jersey 07076
                  Fax: (908) 889-7326

         with a copy to:

                  Dechert LLP
                  Attn. David W. Forti, Esq.
                  4000 Bell Atlantic Tower
                  1717 Arch Street
                  Philadelphia, PA 19103
                  Fax:(215)994-2222

or at such address as may hereafter be furnished in writing by any parry to the others.

         16. Defined Terms. Capitalized terms defined in the Partnership Agreement but not defined herein shall have the same meanings as are provided therefor in the Partnership Agreement.

         17. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

         18. Remedies. In the case of any disputes arising under this Agreement, the prevailing party shall be entitled to recover reasonable legal fees and costs from the adverse party.

                                                                  EXECUTION COPY

         IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement as of the date first above written.


                                      UNIPROP MANUFACTURED HOUSING
                                      COMMUNITIES INCOME FUND II

                                      By: Genesis Associates, a Michigan Limited
                                          Partnership, General Partner

                                      By: /s/ Roger Zlotoff
                                          --------------------------------------
                                          ROGER ZLOTOFF, VICE PRESIDENT


                                      GENESIS ASSOCIATES,
                                      a Michigan Limited Partnership

                                      By: /s/ Roger Zlotoff
                                          --------------------------------------
                                          ROGER ZLOTOFF, VICE PRESIDENT

                                      MANUFACTURED HOUSING SERVICES, INC.

                                      By:
                                          --------------------------------------

                                                                  EXECUTION COPY

                                      UNIPROP MANUFACTURED HOUSING
                                      COMMUNITIES INCOME FUND II

                                      By: Genesis Associates, a Michigan Limited
                                          Partnership, General Partner

                                      By:
                                          --------------------------------------


                                      GENESIS ASSOCIATES,
                                      a Michigan Limited Partnership

                                      By:
                                          --------------------------------------

                                      MANUFACTURED HOUSING SERVICES, INC.

                                      By: /s/ Donald E. Petrow
                                          --------------------------------------

                                      -13-